Consent of Independent Registered Public Accounting Firm

The Contract Owners

Horace Mann Life Insurance Company Separate Account and

The Board of Directors and Stockholder

Horace Mann Life Insurance Company:

We consent to the use of our report dated April 24, 2015 included herein with respect to the statutory statements of admitted assets, liabilities, and capital and surplus of Horace Mann Life Insurance Company as of December 31, 2014 and 2013 and the related statements of operations, capital and surplus and cash flow for each of the years in the three-year period ended December 31, 2014 and related schedules I, III, and IV included in the Registration Statement under the Securities Act of 1933 (File No. 2-24256 and 333-129284) on Form N-4. Our report dated April 24, 2015 includes explanatory language that states that Horace Mann Life Insurance Company prepared the statutory financial statements using statutory accounting practices prescribed or permitted by the Illinois Department of Insurance, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the statutory financial statements are not presented in conformity with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in conformity with statutory accounting practices prescribed or permitted by the Illinois Department of Insurance. We also consent to the use of our report dated April 24, 2015 included herein, with respect to the statement of net assets of each of the sub-accounts comprising the Horace Mann Life Insurance Company Separate Account as of December 31, 2014, and the related statement of operations for the year or period then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, also included in the Registration Statement under the Securities Act of 1933 (File No. 2-24256 and 333-129284) on Form N-4 and to the reference to our firm under the heading “Independent Registered Public Accounting Firm”.

/s/ KPMG LLP

Chicago, IL

April 24, 2015